UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

Federal-Mogul Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34029	20-8350090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26555 Northwestern Highway, Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submissions of Matters to Vote of Security Holders.

The 2013 annual meeting of the stockholders of Federal-Mogul Corporation (the “Company” or “Federal-Mogul”) was held on May 22, 2013. Matters voted on at the annual meeting and the results thereof are set forth below.

Proposal No. 1: Election of Directors.

The nominees for election to the Board of Directors were elected until the 2014 annual meeting of stockholders or until their respective successors have been qualified. The election of each director was approved as follows:

Name	For	Withheld
Carl C. Icahn	88,769,186	5,332,354
Sung Hwan Cho	87,242,072	6,859,468
George Feldenkreis	83,312,123	10,789,417
Hunter C. Gary	87,739,875	6,361,665
Vincent J. Intrieri	88,148,575	5,952,965
Rainer Jueckstock	88,832,205	5,269,335
J. Michael Laisure	92,072,679	2,028,861
Samuel J. Merksamer	88,741,046	5,360,494
Daniel A. Ninivaggi	87,239,573	6,861,967
Neil S. Subin	90,220,684	3,880,856
James H. Vandenberghe	91,120,025	2,981,515

Proposal No. 2: An advisory, non-binding vote on executive compensation.

The proposal to approve, on an advisory basis, the compensation of Federal-Mogul Corporation’s named executive officers as disclosed in the Federal-Mogul Corporation Proxy Statement was approved as follows:

For	Against	Abstain
88,339,135	1,950,749	3,811,656

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Corporation
(Registrant)

Date: May 29, 2013		/s/ Brett D. Pynnonen
	By:	Brett D. Pynnonen
Senior Vice President, General Counsel and Secretary